EXHIBIT 23.2
Consent of Independent Accountants
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated March 2, 2004, relating to the financial statements of Limited Liability Company Geoilbent, which appears in Harvest Natural Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ ZAO PricewaterhouseCoopers Audit
Moscow, Russia
May 30, 2006